**MOORE STEPHENS**
CERTIFIED PUBLIC ACCOUNTANTS

905 Silvercord, Tower 2
30 Canton Road
Tsimshatsui
Kowloon
Hong Kong

Tel : (852) 2375 3180
Fax : (852) 2375 3828
E-mail : ms@ms.com.hk
www.ms.com.hk

馬施雲
會計師事務所

Your Ref:

Our Ref: 3649/2011/GEN/AFGCO05F

August 19, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington
D.C. 20549-7561
U.S.A.

Dear Sirs/Madams,

**PUDA COAL, INC.**

Our former client, Puda Coal, Inc. ("Puda Coal"), has provided us with a copy of its Amendment No. 2 on Form 8-K/A and Letter Exhibit 16.1 that supplements Puda Coal's July 14, 2011 Form 8-K. We have reviewed both filings, and with the filing of a complete copy of the "Moore Stephens Letter", we agree with the statements made in Items 4.01 and 4.02 of the July 14, 2011 Form 8-K as amended to the extent that those statements relate to our Firm.

Yours faithfully,

Moore Stephens

JTF/sc